EXHIBIT 11.1

Consent of Independent Registered Public Accounting Firm

Board of Directors

Generation Income Properties, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/  MaloneBailey LLP

Houston, Texas

September 15, 2015